POWER OF ATTORNEY


     KNOW EVERYONE BY THESE PRESENTS, that each director whose signature appears below constitutes and appoints E. H. Creese and B. G. Kelley, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities related to entering his personal identification number onto the EDGAR online reporting system and transmitting the 1993 Form 10-K (annual report pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934) and all other required filings, until the 1993 annual meeting of shareholders, to the Securities and Exchange Commission, and hereby ratifies and confirms all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.


SIGNATURE                                        TITLE
- ---------                                        -----

/s/ George C. Carpenter III
- ------------------------------------
George C. Carpenter III                          Director


/s/ David J. Fisher
- ------------------------------------
David J. Fisher                                  Director


/s/ Bruce G. Kelley
- ------------------------------------
Bruce G. Kelley                                  Director


/s/ Robb B. Kelley
- ------------------------------------
Robb B. Kelley                                   Chairman of the Board of
                                                 Directors and Director

/s/ George W. Kochheiser
- ------------------------------------
George W. Kochheiser                             Director


/s/ Raymond A. Michel
- ------------------------------------
Raymond A. Michel                                Director


/s/ Therese M. Vaughan
- ------------------------------------
Therese M. Vaughan                               Director


May 24, 1993
                                130
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